Exhibit 99.1

Oilfield Solutions: Intrepid’s Water Story August 2019

This presentation includes forward looking statements. Forward-looking statements include statements about our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, among other things. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict” and “continue.” Forward-looking statements are only predictions based on our current knowledge, expectations, and projections about future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions which include, but are not limited to, those listed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements are based on current plans, estimates and projections and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. Any forward-looking statements made in this presentation speak only as of the date hereof. We do not intend to update or revise these forward-looking statements to reflect events or circumstances after the date of this presentation and do not assume any responsibility to do so. You are cautioned not to place undue reliance on any forward-looking statements. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our operations. These risks include, but are not limited to, changes in the price, demand, or supply of our products and services; our ability to successfully identify and implement any opportunities to grow our business whether through expanded sales of water, byproducts, and other non-potassium related products or other revenue diversification activities; challenges to our water rights; our ability to integrate the Intrepid South assets into our existing business and achieve the expected benefits of the acquisition; the costs of, and our ability to successfully execute, any strategic projects; declines in the use of potassium-related products or water by oil and gas companies in their drilling operations; our ability to comply with the terms of our senior notes and our revolving credit facility, including the underlying covenants, to avoid a default under those agreements; further write-downs of the carrying value of assets, including inventories; circumstances that disrupt or limit production; changes in reserve estimates; environmental risks; changes in government regulations; and our ability to fund necessary capital investments. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Certain data and other market information used in this presentation are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause our results to differ materially from those expressed in these third-party publications. Safe Harbor Safe Harbor 2

Intrepid’s current facilities Intrepid operates low-cost solar solution potash mines in Wendover and Moab, Utah, and a solar solution potash mine and underground langbeinite (Trio®) mine in Carlsbad, New Mexico Intrepid’s Carlsbad mines are in the Delaware Basin (the northwest corner of the Permian Basin), one of the most prolific oil and gas basins in the world When Intrepid acquired the New Mexico facilities in 2004, it also acquired approximately 36,000 acre feet per year of water rights Major shale plays near Intrepid’s assets (Permian, Eagle Ford, Barnett, Mancos, Lewis, DJ-Niobrara, Uinta/Piceance, Green River, Woodford, Granite Wash, Bakken, Haynesville, Tuscaloosa, Fayetteville, and others. 3 Wendover Moab Carlsbad Source: EIA

Recent History of the Delaware basin Realization of the prolific nature of the Delaware Basin, particularly the Wolfcamp and Bone Spring oil formations. The rapid growth of horizontal drilling and hydraulic fracturing has allowed operators to tap into previously unknown resources in the basin This activity has led to some of the most productive and commercial wells in the world and has driven approximately $20 billion in oil and gas acquisitions near Intrepid’s facilities since 2016 This type of long-lateral horizontal drilling and multi-stage fracturing requires significantly more water than previous activity in the basin Barrels of water used per completion has grown over 10x since 2013 Intrepid’s significant water rights give it the unique ability to help meet this growing demand From 2016 to 2018, Intrepid increased its cash received for water from $0.3 million to $30 million Intrepid sells water under its oilfield solutions business segment 4

Intrepid currently has 13,800 acre feet (107,000,000 barrels) per year of water for sale into the oil and gas market(1) Water rights in multiple locations throughout the Delaware Basin Pecos River, Caprock wellfield, and Intrepid South ranch (acquired in May 2019) Strategic partnerships with water transfer companies and other landowners allow Intrepid to sell water throughout the Delaware Basin Intrepid sells water under a diverse set of agreements ranging from spots sales and annual arrangements to a multi-year take-or-pay contract Sales range from $0.30/barrel to $2.00/barrel depending on location and volume sold Potential to more than double the amount of water for sale over the next two years Significant water rights are currently under protest or require further development with minimal capital investment Rights under protest are in the ongoing administrative hearing process with a goal towards resolution in 2020. Currently in negotiation on an approach to settle during the administrative or adjudication process Potential to increase saleable water to between 26,000 to 34,000 acre feet (200,000,000 to 265,000,000 barrels) in the next 18-24 months 5 Oilfield solutions – Water overview (1) A detailed summary of Intrepid’s water rights by location is shown on Slide 22

Successfully grown the water business over the past three years Cash received has increased from $0.3 million in 2016 to $30 million in 2018. Recognized revenue of $0.3 million in 2016, increasing to $20 million in 2018 2019 sales guidance of $26 - $30 million, cash guidance of $25 - $35 million Water is only part of Intrepid’s oilfield solutions business Intrepid also generates revenue from the other oilfield related products and services Plans to expand into produced water and water recycling In May 2019, Intrepid acquired, together with NGL Energy Partners, land in Texas for the development of a produced water disposal facility Once complete, this facility is expected to have a total disposal capacity of 100,000 to 125,000 barrels per day 6 Oilfield solutions – Water overview oilfield brine easement for drill pads easement for electrical transfer agreements caliche easement for drilling roads pipeline agreements trucking high-speed potassium mixing service

Current Production and Infrastructure - August 2019 7 Intrepid has strategically built its water business to surround some of the best wells in the world today How did we get here? Water Rights Source: IHS, BLM, Drillinginfo

Intrepid uses a portion of its Caprock water rights for its mining operations Two points of diversion available on Pecos River and Harroun frac pond completed in December 2017 Details on Secretary’s Potash Area (SPA) on slide 23 8 Intrepid Infrastructure - 2017 Source: IHS, BLM, Drillinginfo

Completed 500,000 barrel Harroun Pond to store and deliver water from the Pecos River Arrangements with Select Energy, McDonald Farms, and others give us potential access to a majority of the Northern Delaware Basin through their infrastructure 9 Footprint expands through access to partner infrastructure – 2017-2018 Source: IHS, BLM, Drillinginfo

Intrepid began West – Harroun pipeline connecting Caprock and Pecos River water Select Energy began construction of 150,000 barrel/day pipeline(1) running from near the Intrepid East facility, south into the heart of the Delaware Basin Completed 1,000,000 barrel water storage pond near East plant to service growing water infrastructure 10 Significant infrastructure investments – Q1 2019 (1) Select Energy Services press releases: February 11, 2019, “Select Energy Services Announces Infrastructure Investment To Be Funded By Planned Divestment Of Non-core Assets” and May 7, 2019, “Select Energy Services Reports First Quarter 2019 Financial Results and Operational Updates” Source: IHS, BLM, Drillinginfo

Intrepid acquired Dinwiddie Jal Ranch (Intrepid South) and began process to upgrade infrastructure and permit additional water rights Completed West – Harroun pipeline 11 Expand footprint in southeast New Mexico with acquisition of Dinwiddie jal ranch – Q2 2019 Source: IHS, BLM, Drillinginfo

Intrepid and NGL sign joint marketing agreement under which Intrepid will be responsible for the development, gathering, transfer, marketing and sale of water across the companies’ ranches. Together the ranches cover 185,000 acres Intrepid and NGL announce the purchase of land in Texas for the development of a produced water disposal facility with expected capacity of 100,000-125,000 barrels per day. Produced water operation facilitates Intrepid’s entry into the water recycling business 12 Strategic agreements with NGL for water sales and produced water development – Q3 2019 Source: IHS, BLM, Drillinginfo

NGL acquires Mesquite greatly expanding NGL’s produced water disposal footprint 13 ngL expands Produced water business – Q3 2019 Source: IHS, BLM, Drillinginfo

14 Current Production and Infrastructure - August 2019 Intrepid has expanded its water footprint to all four corners of the most productive oilfield in New Mexico Source: IHS, BLM, Drillinginfo

Significant improvements and tailwinds in the Delaware Basin Midland, TX, basis differential has improved dramatically in the past six months. Improvement in basis differential goes directly to the operator’s bottom line Significant reduction in wells costs, supported by an increase in in-basin services Water use per completion is increasing Cost of production remains very profitable at only $28/barrel for the top producers in the Permian Key indicators are trending in the right direction and the infrastructure is catching up Drilling permits, frac crews, drilling rigs, and drilled but uncompleted wells (DUCs) are increasing Significant additions to water and produced water infrastructure are now in place Additional pipelines are coming online and takeaway capacity is expected to exceed production in the first half of 2020 in the Permian Basin Intrepid is poised to capitalize on the improving market Intrepid is part of basin-wide system that has water available and partnerships established to move the water Improvements in infrastructure and pricing should lead to a more consistent demand for water 15 water use is expected to increase

16 Basis differential HAS IMPROVED Basis differential is the difference in price between locations. Limited takeaway capacity reduced price in Midland, TX Reduction in basis goes straight to the operator’s bottom line Reduced completions due to basis differential Source: CME, RBN Energy Volatility of basis differential created unpredictable schedules -$25.00 -$20.00 -$15.00 -$10.00 -$5.00 $0.00 $5.00 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Midland, TX - WTI Basis Differential Vs Cushing, OK Vs. Houston, TX Cushing Basis Forward Curve Houston Basis Forward Curve

17 Horizontal well Lateral length is increasing = more water used per completion Source: Drillinginfo Lateral length increased 9% in 2018 and 18% in the first half of 2019 Water used per completion increased 20% in 2018 and 15% in the first half of 2019 Average well used approximately 285,000 barrels of water in the first half of 2019 - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 Jan-13 May-13 Sep-13 Jan-14 May-14 Sep-14 Jan-15 May-15 Sep-15 Jan-16 May-16 Sep-16 Jan-17 May-17 Sep-17 Jan-18 May-18 Sep-18 Jan-19 May-19 Water (bbls) used per Completion - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 2012 2013 2014 2015 2016 2017 2018 2019 Average Lateral Length (ft)

18 Low cost of production in Permian basin Cost of production for the top 15 producers varies from $24/barrel to $30/barrel with an average of $28/barrel Top 15 producers include Anadarko, Apache, Centennial, Cimarex, Concho, Diamondback, Devon, EOG, Exxon, Matador, Occidental, Parsley, Pioneer, SM Energy, and WPX Energy Source: Drillinginfo – Permian Basin, August 2019 Break-even cost for top 15 producers $- $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 WTI Crude Oil Price and Cost of Production WTI Crude Oil Price Break-even Cost

19 Oilfield data – Crews, Permits, DUCs, Rigs Sources: Drillinginfo, Primary Vision, Baker Hughes, EIA Eddy and Lea County, NM, have over 500 DUCs as of August 2019 0 5 10 15 20 25 30 35 40 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Frac Crews - Eddy and Lea County, NM 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 Drilling Permits - Eddy and Lea County, NM 0 20 40 60 80 100 120 Drilling Rigs - Eddy and Lea County, NM - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Drilled Uncompleted Wells (DUCs) - Permian

20 Significant growth in water since 2016 The water business has grown dramatically since 2016 Expanding infrastructure and market improvements are increasing the potential of the water market Intrepid expects to issue 2020 water sales guidance in November 2019 (1) 2019 numbers are based on previously issued guidance (1) 2016 2017 2018 Sales ($MM) 0.3 $ 7.0 $ 19.8 $ 26.0 $ - 30.0 $ Cash Received ($MM) 0.3 $ 5.6 $ 30.2 $ 25.0 $ - 35.0 $ 2019E $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 2016 2017 2018 2019E Water Sales and Cash Received Sales Cash Received

Appendix

OVERVIEW OF INTREPID'S WATER RIGHTS

Water Balance (acre feet)	Pecos	Caprock	Intrepid South	Total
Total rights	**19,836**	**16,090**	**2,646**	**38,572**
Under development [(1)]	-	5,033	617	5,650
Current capacity	**19,836**	**11,057**	**2,029**	**32,922**
Internal use	-	4,000	-	4,000
Current capacity for sale	**19,836**	**7,057**	**2,029**	**28,922**
Under protest	14,136 [(2)]	-	1,000 [(3)]	15,136
Current available for sale	**5,700**	**7,057**	**1,029**	**13,786**
Barrels per acre foot	7,758	7,758	7,758	7,758
Current barrels for sale	**44,217,396**	**54,748,206**	**7,982,982**	**106,948,584**
Range of pricing per barrel [(4)]	$0.40 - $0.50	$0.30 - $0.62	$1.00 - $2.00	N/A

Potential Additions to Available Water

Water Balance (acre feet)	Pecos	Caprock	Intrepid South	Total
Current available for sale	**5,700**	**7,057**	**1,029**	**13,786**
Potential through development	-	5,033	617	5,650
Potential through protest resolution	14,136 [(2)]	-	1,000 [(3)]	15,136
Potential available for sale	**19,836**	**12,090**	**2,646**	**34,572**
Barrels per acre foot	7,758	7,758	7,758	7,758
Potential barrels available for sale	**153,884,484**	**93,794,220**	**20,527,668**	**268,206,372**

(1) Caprock and Intrepid South wells are limited by system infrastructure, which is expected to increase with future development with minimal capital investment

(2) These rights are currently in the administrative hearing process. Currently negotiating with the protestants on an approach to settle during the administrative or adjudication process

(3) Gathered pump data on Intrepid South designed to show lack of impairment to neighboring water rights. Awaiting hearings to review data

(4) Water pricing per barrel ranges are based on the diverse set of agreements under which Intrepid has sold water in 2019

INTREPID

22

23 Secretary’s Designated potash area (SPA) In 1939, the Secretary of the Interior established the Secretary’s Designated Potash Area (SPA), under the authority of the Mineral Leasing Act. Initially, the SPA withdrew approximately 43,000 acres from oil and gas leasing and development for the express purpose of potash development Expanded in 1951 and policy was changed to support the safe, concurrent development of oil and gas and potash industries Updated in 2012 through extensive negotiations with potash and oil companies to allow for the disciplined and safe co-development of oil and gas and potash deposits. Area now covers nearly 500,000 acres Secretary’s order in 2012 established a limited number of development areas and drill islands for new wells. Additional drill islands not associated with established development areas need to be approved by the nearest potash lessee Approximately 700 active oil or gas permits in the SPA

For more information visit our website at www.intrepidpotash.com Investor Relations Contact: Brian Frantz Phone: 303.996.3023 Email: brian.frantz@intrepidpotash.com For more information visit our website at www.intrepidpotash.com Investor Relations Contact: Matt Preston Phone: 303.996.3048 Email: matt.preston@intrepidpotash.com